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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)   April 1, 1996
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           LS CAPITAL CORPORATION f/k/a "Lone Star Casino Corporation"
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             (Exact name of registrant as specified in its Charter)

         Delaware                     0-21566                    84-1219819
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(State or other Jurisdiction      (Commission File             (IRS Employer
   of Incorporation)                Number)               Identification Number)


One Riverway, Suite 2550, Houston, Texas                                77056
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code   (713) 960-9881
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                                       N/A
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                  (Former address if changed since last report)


Total number of pages contained in the Form:    3
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This report does not contain any Exhibits or an Exhibit Index.

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ITEM 5.

OTHER EVENTS

                       NAME CHANGE AND REVERSE STOCK SPLIT

     On June 26, 1996, the Registrant filed with the Delaware Secretary of State an amendment to its certificate of incorporation changing its corporate name to "LS Capital Corporation" and effecting a 1-for-25 reverse stock split of its common stock, par value $.01 per share.

                     DISCONTINUANCE OF OPERATIONS AT CASINO

     In April 1996, the Registrant decided not to reopen its Lone Star Casino on the island of Tinian, which was initially closed in December 1995 for a variety of seasonal and operational reasons. While the casino was closed, the Registrant tried to renegotiate the terms and requirements of the casino's license due to the burdensome fees that it has had to pay pursuant to such license. Whenever these renegotiations proved unsuccessful, the Registrant decided that the prospects of the casino did not warrant the financial risks the fees imposed on the Registrant and that the casino should be reopened.

                               DEBT RESTRUCTURING

     On August 5, 1996, the Registrant completed a restructuring of approximately $2.2 million of indebtedness secured by first and second mortgage liens on Papone's Palace Casino in Central City, Colorado. This casino is owned by the Registrant's wholly-owned subsidiary Papone's Palace Ltd., Liability Co. In restructuring the first mortgage, the outstanding indebtedness of approximately $1.9 million ("Current Loan Amount") was reduced to $1.05 million ("Restructured Amount"), and the per annum rate of interest accruing on the Restructured Amount was reduced from 45% to 20%. The Restructured Amount and the reduced rate of interest were made effective retroactively to June 5, 1996. On October 15, 1996, a single installment of principal in the amount of $50,000 of the Restructured Amount and the first installment of interest in the amount of $77,582 will be due and payable. Interest on the Restructured Amount will continue to be due and payable on a quarterly basis thereafter. The balance of the Restructured Amount will be due and payable on June 5, 1998.

     As consideration for the restructuring of the first mortgage, the Registrant transferred to the holder of the first mortgage the Registrant's 7% interest in Manning Real Estate Associates L.L.C., which entity owns real property occupied by a "card club" in Fowler, California. The Registrant and the holder of the first mortgage agreed that the value of the Manning interest was $590,000 at the time the restructuring was completed.

     As part of the restructuring of the first mortgage, the holder of the first mortgage agreed to withdraw its current foreclosure action on Papone's Palace Casino and, in lieu thereof, a judicial proceeding will be commenced with the parties to such action requesting the court approve an agreed upon settlement agreement with respect to such restructuring. In the case of default under the settlement agreement, the previous per annum interest rate of 45% will resume effect, and the Current Loan Amount (less the sum of the agreed value of the Manning interest stated above plus all principal installments hereafter paid on the indebtedness) shall be due and payable.


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      In restructuring the second mortgage, the maturity date of this indebtedness (approximately $345,000) was extended until June 1998. The Registrant has the right to prepay such debt at a discounted amount of $230,000 if it is repaid in December 1996.

                         BANKRUPTCY FILING BY SUBSIDIARY

     As part of a plan to simplify the Registrant's financial Structure, Lone Star Casino Corporation of Nevada, a wholly-owned subsidiary of the Registrant, voluntarily instituted on August 15, 1996 a liquidation bankrupty proceeding under Chapter 7 of the United States Bankruptcy Code.

                             ENGAGEMENT OF AUDITORS

     On September 3, 1996, the Registrant engaged Malone & Bailey, PLLC, independent certified public accountants, Houston, Texas, as its auditors for the fiscal year ended June 30, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LS CAPITAL CORPORATION
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                                        (Registrant)

Date: September 8, 1996
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                                   By: /s/ Paul J. Montle
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                                       Paul J. Montle, Chairman and
                                       Chief Executive Officer